EXHIBIT 24.1



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a Director of Northern Technologies International Corporation, does hereby make, nominate and appoint Loren M. Ehrmanntraut to be my attorney-in-fact, with full power and authority to sign his name to the Annual Report on Form 10-KSB of Northern Technologies International Corporation for the fiscal year ended August 31, 1999, and all amendments thereto, provided that the Annual Report and any amendments thereto, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document.

         IN WITNESS WHEREOF, I have hereunto affixed by signature this 1st day of November 1999.



                                                     /s/ Vincent J. Graziano
                                                     -----------------------
                                                     Vincent J. Graziano